Exhibit 23.1 - Consent of CPA
DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated October 15, 2013 in this Registration Statement on Form S-1/A of Hispanica International Delights of America, Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.
North Miami Beach, FL
October 15, 2013